Certification Pursuant to Form N-SAR Item 77.Q.31

Reference is made to that certain order (the Order) granted by the Securities and Exchange Commission to Columbia Management Investment Advisers, LLC, the Registrant and certain other affiliated registered investment companies allowing Columbia Large Cap Value Fund, Columbia Small/Mid Cap Value Fund, Columbia High Yield Bond Fund, Columbia Quality Income Fund, Columbia Dividend Opportunity Fund, Columbia Select Large-Cap Value Fund, Columbia Select Smaller-Cap Value Fund, Columbia Seligman Communications and Information Fund, Columbia Commodity Strategy Fund, Columbia Flexible Capital Income Fund, Multi-Manager Value Strategies Fund, and Columbia Mortgage Opportunities Fund (the Funds) to operate a credit facility that enables the Funds, subject to certain conditions, to engage in interfund lending (the Interfund Program). See Columbia Funds Series Trust, et. al., Investment Company Act Release Nos 32998 (Jan. 30, 2018) (notice) and 33036 (Feb. 27, 2018). Pursuant to the Order, the undersigned, Thomas P. McGuire, Chief Compliance Officer of the Registrant, does hereby certify that (1) the Registrant and Columbia Management Investment Advisers, LLC have implemented procedures reasonably designed to achieve compliance with the terms and conditions of the Order and (2) such procedures are reasonably designed to achieve the following objectives:

(a)	that the interest rate (the Interfund Loan Rate) charged on any loan made through the Interfund Program (an Interfund Loan) will be set at a rate higher than the highest rate available to a lending fund from investing in overnight repurchase agreements, but lower than the Bank Loan Rate (as defined in the application for the Order filed with the Securities and Exchange Commission on November 9, 2017(the Application));

(b)	compliance with the collateral requirements as set forth in the Application;

(c)	compliance with the percentage limitations on interfund borrowing and lending;

(d)	allocation of interfund borrowing and lending demand in an equitable manner and in accordance with procedures established by the Board of the Registrant; and

(e)	that the Interfund Loan Rate does not exceed the interest rate on any third-party borrowings of a borrowing fund at the time of the Interfund Loan.

By:	/s/ Thomas P. McGuire
Printed Name:	Thomas P. McGuire
Title:	Chief Compliance Officer
Date:	May 1, 2018

[1]	Certain capitalized terms used in this certification have the meanings given to them in the Amended Application for exemptive relief filed with the U.S. Securities and Exchange Commission on November 9, 2017.